Exhibit 10.18

                                                              Loan No. ML0743-T2

                       SECOND AMENDMENT TO TERM SUPPLEMENT

      This SECOND AMENDMENT TO TERM SUPPLEMENT (this "Amendment"), dated as of November 30, 2004, is entered into between SHENANDOAH TELECOMMUNICATIONS COMPANY (the "Borrower") and COBANK, ACB ("CoBank").

                                    RECITALS

      WHEREAS, CoBank and the Borrower are parties to that certain Term Supplement, dated as of June 22, 2001, as amended by that certain First Amendment to Term Supplement, dated as of September 1, 2001 (as so amended, the "Supplement");

      WHEREAS, the Borrower and CoBank desire to enter into this Amendment to amend certain provisions of the Supplement; and

      NOW, THEREFORE, in consideration of the premises and the agreements, covenants and provisions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO SUPPLEMENT

      The Borrower and CoBank hereby agree that the Supplement be, and it hereby is, amended as follows:

      1.1 General. Upon and after the date hereof, all references to the Supplement in any Loan Document (as defined in the Second Amended and Restated Master Loan Agreement, dated as of November 30, 2004, between the Borrower and CoBank) shall mean the Supplement as amended hereby. Except as expressly provided herein, the execution and delivery of this Amendment do not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of, the Supplement, and, except as specifically provided in this Amendment, the Supplement shall remain in full force and effect and is hereby ratified and confirmed.

      1.2 Amendment to Subsection 6(C) of the Supplement. Subsection 6(C) of the Supplement is amended and restated in its entirety, as follows:

            "(C) Repayments from Asset Dispositions. The Borrower shall repay the Loan within 180 days of receipt by the Borrower or any Pledged Subsidiary of Net Proceeds (as hereinafter defined in this Subsection 6(C)) from any Asset Disposition (as hereinafter defined in this Subsection 6(C)), the Borrower shall repay the Loan in an amount equal to such Net Proceeds, unless such Net Proceeds have been reinvested in equipment or other assets that are used or useful in the business of the Borrower or its

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Second Amendment to Term Supplement/Shenandoah Telecommunications Company
Loan No. ML0743-T2

            Pledged Subsidiaries within such 180-day period. All such repayments shall be applied in accordance with Subsection 6(D) of this Supplement.

            "Asset Disposition" means the disposition, whether by sale, lease, transfer, or otherwise (other than as a result of loss, damage or destruction), by the Borrower, of any or all of its assets, other than (a) bona fide sales of inventory to customers for fair value in the ordinary course of business, (b) dispositions of obsolete equipment not used or useful in the business of such Borrower, (c) sales of Investments for fair value; and (d) dispositions of assets for which the aggregate market value of assets sold in any one transaction or series of related transactions for any calendar year does not exceed $1,000,000 for the Borrower and its Pledged Subsidiaries.

            "Net Proceeds" means cash proceeds (other than insurance proceeds) received by the Borrower or any Pledged Subsidiary from any Asset Disposition (including payments under notes or other debt securities received in connection with any Asset Disposition), net of (i) the costs of such sale, lease, transfer or other disposition (including taxes attributable to such sale, lease or transfer) and (ii) amounts applied to repayment of Indebtedness (other than to CoBank) secured by a lien on the asset or property disposed."

SECTION 2. MISCELLANEOUS

      2.1 Counterparts. This Amendment may be executed by each party to this Amendment upon a separate copy, and in such case one counterpart of this amendment shall consist of enough of such copies to reflect the signature of all of the parties to this Amendment. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment or its terms to produce or account for more than one of such counterparts.

      2.2 Construction. This Amendment is a Loan Document and shall be construed, administered and applied in accordance with all of the terms and provisions of the Loan Agreement.

      2.3 Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Virginia, without reference to the conflicts or choice of law principles thereof.

      2.4 Successors and Assigns. This amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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Second Amendment to Term Supplement/Shenandoah Telecommunications Company
Loan No. ML0743-T2

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first written above.

SHENANDOAH TELECOMMUNICATIONS
COMPANY


By:_____________________________________

Title:__________________________________

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Second Amendment to Term Supplement/Shenandoah Telecommunications Company
Loan No. ML0743-T2

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COBANK, ACB


By: _____________________________________
    John P. Cole
    Vice President


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